EXHIBIT 10.6
                                        SCHEDULE IDENTIFYING MATERIAL
                                         TERMS OF OPTIONS GRANTED TO
                                 GERMAN AMERICAN BANCORP EXECUTIVE OFFICERS
                                               UNDER THE 1992
                                            STOCK OPTION PLAN(1)

                                                                 Name of Grantee

                                                                                                            Option
  Type of                             George          Mark          Stan            Urban       James       Price
 Option (2)                           Astrike         Schroeder     Ruhe            Giesler     Essany      Per Share

ORIGINAL GRANT           4/20/93      9,922.5000     8,268.7500   4,961.2500     2,480.6300  2,480.6300    $19.6600
REPLACEMENT(3)           12/30/94     1,192.9100     1,102.5000       0.0000         0.0000      0.0000    $29.3700
REPLACEMENT(3)           7/10/95      2,080.4200     1,102.5000       0.0000       330.7500    158.7600    $28.3000
REPLACEMENT(3)           1/9/96       3,087.0000         0.0000     763.3500       326.5500    330.7500    $29.7600
REPLACEMENT(3)           7/15/96          0.0000       945.0000     593.2500       296.1000    378.0000    $32.8600




1. Numbers of options and per share exercise prices have been retroactively adjusted for subsequent stock splits and dividends.

2. The only new grants of options under the German American Bancorp 1992 Stock Option Plan (the "Plan") were made on April 20, 1993. All options expire ten years after the date of grant. The options granted to Mr. Astrike became exercisable with respect to one-half of the shares immediately upon grant and with respect to the other one-half of the shares on the first anniversary of the grant date. The options granted to the other executive officers became exercisable with respect to twenty percent of the shares on each of the five anniversary dates beginning on the first anniversary date following the date of grant.

3. The Stock Option Plan provides that if the optionee tenders Common Shares of the Corporation already owned by the optionee as payment, in whole or in part, of the exercise price for the shares the optionee has elected to purchase under the option, then the Corporation is obligated to use its best efforts to issue a replacement option of the same type (incentive or non-qualified option), with the same expiration date as the option that was exercised, and covering a number of Common Shares equal to the number of Common Shares tendered. The only grants made under the Plan subsequent to April 20, 1993, are grant of such replacement options.